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                                                                     EXHIBIT 3.1

                               STATE OF DELAWARE
                            CERTIFICATE OF FORMATION
                                       OF
                               JCM PARTNERS, LLC

         This Certificate of Formation of JCM Partners, LLC (the "Company"), dated May 11, 2000, is being duly executed and filed by John Connolly IV, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act.

         First. The name of the Company is "JCM Partners, LLC".

         Second. The address of its registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.

         In Witness Whereof, the undersigned has executed this Certificate of Formation of JCM Partners, LLC as of the date first set forth above.


                                        /s/ John Connolly
                                        -------------------------------
                                        By: John Connolly IV
                                        Its: Authorized Person


                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 02:30 PM 05/15/2000
                                                          001246984 - 3229435